BELL GULLY BUDDLE WEIR             Telephone 64 4 473 7777
                   IBM Centre                         Facsimile 64 4 473 3845

171 Featherston Street
P. O. Box 1291
Wellington, New Zealand


                         BELL/GULLY Barristers and Solicitors



Corrs Chambers Westgarth
Waterfront Plaza
1 Eagle Street
GPO 9926                 Our ref M.W. Freeman/C. M. A. O'Brien
Queensland 4001          E-mail
Australia

Attention: John Kelly


13 March 1998


Dear Sirs:

TOTAL ENERGY SYSTEMS (NZ) LIMITED

We acted as your New Zealand solicitors in connection with the execution by Total Energy Systems (NZ) Limited (the "Company") of:

1. an indenture (the "Indenture") dated 26 November 1997 between ClimaChem, Inc., the parties named therein as "Guarantors" and Bank One, NA, as the "Trustee");

2.   a registration rights agreement (the "Registration Rights
     Agreement") dated 26 November 1997 between Wasserstein Perella Securities, Inc., as the "Initial Purchaser," ClimaChem, Inc. and the Guarantors; and

3.   a guarantee (the "Guarantee") given by the Company.

(In this opinion, the Indenture, the Registration Rights Agreement, and the Guarantee are each referred to as a "Transaction Document" and together as the "Transaction Documents").

This opinion relates solely to, and is to be construed in accordance with, New Zealand law in force on the date and at the time of delivery of this opinion. It is given on the basis that it will be construed in accordance with New Zealand law.

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13 March 1998
Page 2

1. For purposes of this opinion, we have examined and relied upon:

     (a)  a copy of the final draft of each Transaction Document;

     (b)  a certified copy of the constitution of the Company;

     (c) a facsimile copy of an executed certificate addressed to us dated 12 March 1998 from a director of the Company
          ("Director's Certificate") a copy of which is attached;

     (d) a facsimile copy of resolutions in writing passed by the board of directors of the Company dated 21 November 21997 and of resolutions in writing passed by the shareholder of the Company dated 22 January 1998 (each a
          "Resolution," together the "Resolutions"); and

     (e) such other documents as we considered necessary in order that we give this opinion.

2.   For the purposes of this opinion, we assumed:

     (a) the authenticity of all signatures, seals and markings on the documents examined by us;

     (b) the authenticity and completeness of the documents examined by us;

     (c)  the conformity:

          (i) to the original of the copy and counterpart documents; and

          (ii) to the executed documents of the copy of the relevant draft document examined by us;

     (d)  that:

          (i)       each of the parties to the Transaction
                    Documents (other than the Company) has the capacity and the power to enter into and perform its obligations under the Transaction
                    Document;

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13 March 1998
Page 3


          (ii)      each Transaction Document has been duly
                    authorised and executed by each party to it
                    (other than the Company; and

          (iii)     in executing and performing the Transaction
                    Documents each such party is or will be
                    complying with all laws applicable to it;

     (e) that each Transaction Document is valid, binding and enforceable under its proper law;

     (f) that, (as we have not reviewed, nor advised on the provisions of the Transaction Documents) the performance by the Company of its obligations under any Transaction Document will not be contrary to any official directive of, or be impossible to perform, illegal or ineffective by virtue of, any law of any jurisdiction which applies to the Transaction Documents;

     (g)  that:

          (i) To the extent that it is necessary, in order to ensure the validity, effectiveness, performance or enforceability of any Transaction Document, that the Transaction Document or details of it be filed or registered or that any other instrument relating to it be executed, delivered, filed or registered, such has been completed; and

          (ii) to the extent that any stamp or similar tax on any Transaction Document is payable, such has been paid;

     (h) that none of the parties to any Transaction Document is, or will be, seeking to conduct any relevant transaction or any associated activity in any manner or for a purpose not evident on the face of the Transaction Document which might render the Transaction Document or any relevant transaction or associated activity illegal, void or voidable;

     (i) that, in respect of any matters other than the Transaction Documents, the Company was not in breach of, or in conflict with:

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13 March 1998
Page 4

            (i)       Any law or agreement binding it or its assets; or

            (ii)      its constitution;

     (j) that each Transaction Document was properly executed on behalf of each party to the Transaction Document;

     (k) that no receiver has been appointed to, or step taken to liquidate, any party to a Transaction Document;

     (l) that, other than the Company, in the case of each of he parties to each Transaction Document:

         (i)       It is solvent and able to pay its due debts;
                    and

         (ii) the value of the consideration or benefit received by it under the transactions contemplated by the Transaction Document was not less than the value of the consideration or benefit provided by it under those transactions; and

     (m) that the matters set out in the Directors Certificate are true, correct, and complete.

          We have not taken steps to verify these assumptions other than, in relation to the application of subparagraph (k) to the Company, the search of the Companies Office referred to in paragraph 4(s) below.

3. Based on and subject to the preceding paragraphs, and subject to the qualifications and reservations set out in paragraph 4, we are of the opinion that:

     (a) the Company is duly and validly incorporated under the laws of New Zealand; and

     (b)  the Company has:

          (i) the corporate power to execute and to perform its obligations under each Transaction
                    Document; and

13 March 1998
Page 5

          (ii)      taken all necessary corporate action to
                    authorise the execution, delivery and
                    performance by it of the Transaction Document.

          We express no opinion on the enforceability of any Transaction
     Document.

4. This opinion is given subject to the qualification that we confined our searches to searches of the public records of the Company at the offices of the Registrar of Companies on 13 March 1998. We assume that the records disclosed by each search are true, complete and accurate and are up-to-date. However, a search of the offices of the Registrar of Companies may not reveal whether:

     (i) an application to liquidate a company has been made; or

     (ii) a resolution for liquidation has been passed or a receiver or liquidator has been appointed; or

     (iii) if a company has been made subject to statutory management,

     since notice of these matters may not be filed at the offices of the Registrar of Companies immediately or, even if filed, may not be available for immediate inspection.

5.   This opinion is addressed to you personally for the purposes of the Transaction Documents and Registration Statement on
     Form S-4 to be filed with the Securities and Exchange
     Commission in relation to the exchange offer by ClimaChem,
     Inc. of the already issued principal amount of its 10 3/4 per cent U.S.$105,000,000 in aggregate Senior Notes, due 2007 (the "Old Notes") for up to U.S.$105,000,000 in aggregate principal amount of ClimaChem's 10 3/4 per cent Senior Notes Series B, due 2007 (the "New Notes"), pursuant to the terms of the
     Registration Rights Agreement.  This opinion may be disclosed to and relied upon by:

     (a)  ClimaChem, Inc.;

     (b)  ClimaChem, Inc.'s legal advisors, including Conner &
          Winters; and Gilbert, Segall & Young; and

     (c) "Security Holders" or "Holders" (in either case, as defined in the Indenture) who exchange their Old Notes for New Notes.

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13 March 1998
Page 6

     This opinion may not, without our prior written consent, be:

     (a)  relied on by or disclosed to another person; or

     (b)  relied on for another purpose; or

     (c) filed with another government or another agency or another person or quoted or referred to in a public document.

          For the avoidance of doubt, we consent to the reference to our firm under the heading "Legal Matters" in, and to the filing of this opinion as an exhibit to, the Registration Statement and Prospectus included therein.

This opinion is strictly limited to the matters stated in it. It does not apply by implication to other matters.

Yours faithfully

BELL GULLY BUDDLE WEIR

/s/ Bell Gully Buddle Weir